Exhibit 99.3

The Princeton Review, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet and Statement of Operations

On July 24, 2008, The Princeton Review, Inc. (“Princeton Review”) acquired Princeton Review’s franchises in southern California, Utah, and New Mexico pursuant to the following agreements:

•

An Agreement and Plan of Reorganization (the “Merger Agreement”) by and among Princeton Review, TPR SoCal I, Inc. (“Sub I”) , a Delaware corporation and a wholly owned subsidiary of Princeton Review, TPR SoCal, LLC (“Sub II”), a Delaware limited liability company and a wholly-owned subsidiary of Princeton Review, The Princeton Review of Orange County, Inc. (“TRPOC”), and the sole stockholder of TRPOC, Paul Kanarek (“PK”).

•	A Franchise and Asset Sale Agreement by and among Princeton Review, Sub II, LeComp Co. Inc. (“LeComp”), a California corporation, and the sole stockholder of LeComp.

•	A Franchise and Asset Sale Agreement by and among Princeton Review, Sub II and PK.

Pursuant to the Merger Agreement, Sub I merged into TPROC and then TRPOC merged into Sub II, with Sub II continuing as a wholly owned subsidiary of Princeton Review. Sub II subsequently changed its name to the Princeton Review of Orange County, LLC. Princeton Review also purchased certain franchise rights and also assumed certain related liabilities from LeComp and PK.

The consideration paid for the above transactions, (collectively the “TPROC Acquisition”), was 719,149 shares of common stock of Princeton Review and approximately $25.4 million in cash. The common stock of Princeton Review was valued at $5.7 million based on the average trading price of the common stock during the period from two days before and through two days after the transaction was announced.

The financial statements of TPROC include the combined results of locations operated under franchise agreements between Princeton Review and PK, TPROC, and LeComp. The operations of the locations that are subject to the aforementioned franchise agreements are managed as one business. All of these operations are under the common control of PK. The sole shareholder of the TPROC is PK. The sole shareholder of LeComp, Lloyd Eric Costen (“LEC”), and PK have historically run the operations of all locations on a combined basis and have divided the profits and losses of the combined business. PK is the Managing Director of all the locations subject to the Princeton Review franchise agreements with LeComp, and LEC does not have the ability to replace PK as the Managing Director. Accordingly, the results of TPROC include the combined results of all locations that are operated under franchise agreements between Princeton Review and TPROC, PK, and LeComp.

On March 7, 2008, Princeton Review entered into an Agreement and Plan of Merger with Alta Colleges, Inc. (“Alta”). Under the terms of the agreement, Test Services, Inc. (“TSI”) became a wholly owned subsidiary of Princeton Review, and Alta received purchase consideration consisting of $4.6 million in cash and 4,225,000 shares of common stock of Princeton Review. The common stock of Princeton Review was valued at $35.4 million based on the average trading price of the common stock during the period from two days before and through two days after the transaction was announced. The purchase price is subject to an adjustment under certain circumstances as of the first anniversary of the closing based on the value of Princeton Review common stock at that time.

Princeton Review and TSI have different fiscal year ends. As permitted under Rule 3A-02 of Regulation S-X, it is acceptable for a subsidiary to have a fiscal year end that differs from its parent, providing that the difference does not exceed three months. Therefore the accompanying unaudited pro forma condensed combined statement of operations for the year ended December 31, 2007 combines the excess of revenue over expenses for TSI’s fiscal year ended September 30, 2007 with TPROC’s and Princeton Review’s statement of operations for the year ended December 31, 2007. The unaudited pro forma condensed combined statement of operations and balance sheet are together referred to as the “pro forma statements.”

The unaudited pro forma statements should be read in conjunction with the historical consolidated financial statements and notes thereto of Princeton Review included in its Annual Report on Form 10-K for the year ended December 31, 2007. The unaudited pro forma statements were prepared using the purchase method of accounting. Accordingly, the consideration paid by Princeton Review to complete the acquisitions of TPROC and TSI has been allocated preliminarily to the assets and liabilities acquired based upon their estimated fair values as of the date of the acquisitions. The unaudited pro forma condensed combined statement of operations for the fiscal year ended December 31, 2007 assumes that the purchase of TSI and TPROC occurred on January 1, 2007. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2008 assumes that the acquisitions of TPROC and TSI occurred on January 1, 2008.

The allocation of purchase price is dependent upon certain valuations and studies that have not yet been finalized. Additionally, a final determination of the fair value of the acquired assets and liabilities of TPROC and TSI will be based on the actual assets and liabilities that exist as of the acquisition dates. Accordingly, the pro forma purchase price allocation adjustments are preliminary, subject to future adjustments and have been made solely for the purpose of providing the unaudited pro forma condensed combined statement of operations and balance sheet.

The pro forma statements are presented for illustrative purposes only and are not necessarily indicative of what Princeton Review’s actual results would have been had the acquisitions been completed on the dates indicated above.

Historically, separate financial statements have not been prepared for TSI. Accordingly, a Statement of Assets Acquired and Liabilities Assumed as of September 30, 2007 and a Statement of Revenue and Direct Expenses for the year ended September 30, 2007 have been prepared for the purpose of complying with Rule 3-05 of Regulation S-X of the Securities and Exchange Commission and were filed on Form 8-K/A on May 21, 2008. These statements have been prepared in lieu of the financial statements under Generally Accepted Accounting Principles in the United States of America (“GAAP”) as Princeton Review does not believe that such GAAP financial statements can be prepared without arduous efforts and undue costs. During the reporting period, TSI has not been required to produce stand-alone financial statements under Alta or to operate as a stand-alone entity. Alta has not historically pushed down corporate-level or interdivisional expenses to TSI and could not provide Princeton Review with any such allocation without undue cost and effort. The extent of overhead functions provided by Alta that would need to be allocated to GAAP-conformant financial statements, such as services provided by senior management, and the human resources, legal, and finance departments, would not represent useful information for investors in Princeton Review.

Certain reclassifications have been made to the TSI Statements of Assets Acquired and Liabilities Assumed and Revenue over Direct Expenses and TPROC Balance Sheet and Statement of Operations in the accompanying pro forma statements to conform to the presentation of Princeton Review’s financial statements.

The Princeton Review, Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

(In thousands, except share data)

	Princeton Review June 30, 2008	TPROC June 30, 2008	Pro Forma Adjustments		Pro Forma Consolidated
ASSETS
Current assets
Cash and cash equivalents	$28,674	$2,823	$(6,129)	(a)	$25,368
Restricted cash and cash equivalents	944	—	—		944
Accounts receivable, net	14,704	424	—		15,128
Other receivables	1,926	—	—		1,926
Inventory	2,760	—	—		2,760
Prepaid expenses and other current assets	2,196	80	—		2,276

Total current assets	51,204	3,327	(6,129)		48,402

Furniture, fixtures, equipment, and software development, net	17,556	81	—		17,637
Goodwill	61,852	—	19,251	(a)	81,103
Investment in affiliates	277	—	—		277
Other intangibles, net	21,535	764	12,014	(b)	34,313
Other assets	1,081	66	—		1,147

Total assets	$153,505	$4,238	$25,136		$182,879

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$477	$46	$—		$523
Accrued expenses	12,577	1,309	(799)	(c)	13,087
Current portion of long-term debt	960	215	(215)	(d)	960
Deferred revenue	20,364	3,132	—		23,496

Total current liabilities	34,378	4,702	(1,014)		38,066

Deferred rent	2,827	137	(137)	(e)	2,827
Long-term debt	790	329	19,671	(d)	20,790
Other liabilities	770	—	—		770
Deferred tax liabilities	4,755	—	—		4,755
Series C Preferred Stock, $0.01 par value; 60,000 shares authorized; 60,000 issued and outstanding	60,249	—	—		60,249

Stockholders’ equity
Preferred Stock, $0.01 par value; 4,930,000 shares authorized, none issued and outstanding	—	—	—		—
Common stock, par value; 100,000,000 shares authorized; 32,939,173 issued and outstanding	329	—	7	(a)	336
Additional paid-in-capital	158,536	—	5,679	(a)	164,215
Accumulated deficit	(108,861)	(930)	930	(f)	(108,861)
Accumulated other comprehensive loss	(268)	—	—		(268)

Total stockholder’s equity	49,736	(930)	6,616		55,422

Total liabilities and stockholders’ equity	$153,505	$4,238	$25,136		$182,879

See Notes to Unaudited Pro Forma Condensed Financial Statements.

The Princeton Review, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

(In thousands, except per share data)

	Year Ended
	Princeton Review December 31, 2007	TSI September 30, 2007	TPROC December 31, 2007	Pro Forma Adjustments			Pro Forma Consolidated
Revenue
Test Preparation Services	$93,417	$15,372	$15,033	$(4,106)	(g	)	$119,716
SES Services	17,197	—	—	—			17,197
K-12 Services	35,995	—	—	—			35,995

Total revenue	146,609	15,372	15,033	(4,106)			172,908
Cost of revenue
Test Preparation Services	34,139	4,642	6,261	—			45,042
SES Services	7,476	—	—	—			7,476
K-12 Services	19,801	—	—	(127)	(h	)	19,674

Total cost of revenue	61,416	4,642	6,261	(127)			72,192
Gross profit	85,193	10,730	8,772	(3,979)			100,716
Operating expenses
Selling, general and administrative	95,809	8,720	8,856	(3,555)	(i	)	109,830
Restructuring	9,470	—	—	—			9,470
Impairment of investments	1,986	—	—	—			1,986

Total operating expenses	107,265	8,720	8,856	(3,555)			121,286

Income (Loss) from operations	(22,072)	2,010	(84)	(424)			(20,570)
Interest income (expense), net	(348)	—	35	(1,665)	(j	)	(1,978)
Other income (expense), net	(7,558)	—	(37)	—			(7,595)

Loss before income taxes	(29,978)	2,010	(86)	(2,089)			(30,143)
Benefit (provision) for income taxes	3	—	—	(38)	(k	)	(35)

Net loss from continuing operations	(29,975)	2,010	(86)	(2,127)			(30,178)
Dividends and accretion on Preferred Stock	(2,232)	—	—	—			(2,232)

Income (Loss) attributed to common shareholders from continuing operations	$(32,207)	$2,010	$(86)	$(2,127)			$(32,410)

Basic and diluted loss per share from continuing operations	$(1.15)						$(0.99)

Weighted average shares used in computing loss per share from continuing operations
Basic	27,877			4,944	(l	)	32,821

Diluted	27,877			4,944	(l	)	32,821

See Notes to Unaudited Pro Forma Condensed Financial Statements.

The Princeton Review, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

(In thousands, except per share data)

	Princeton Review(1) June 30, 2008	TSI(2) June 30, 2008	TPROC(3) June 30, 2008	Pro Forma Adjustments		Pro Forma Consolidated
Revenue
Test Preparation Services	$51,422	$2,955	$6,212	$(1,175)	(g)	$59,414
SES Services	18,372	—	—	—		18,372
K-12 Services	11,105	—	—	—		11,105

Total revenue	80,899	2,955	6,212	(1,175)		88,891
Cost of revenue
Test Preparation Services	17,858	872	2,397	—		21,127
SES Services	8,055	—	—	—		8,055
K-12 Services	4,679	—	—	—		4,679

Total cost of revenue	30,592	872	2,397	—		33,861
Gross profit	50,307	2,083	3,815	(1,175)		55,030
Operating expenses
Selling, general and administrative	47,017	1,008	3,802	(865)	(i)	50,962
Restructuring	3,090	—	—	—		3,090

Total operating expenses	50,107	1,008	3,802	(865)		54,052

Income (Loss) from operations	200	1,075	13	(310)		978
Interest income (expense), net	127	—	14	836	(j)	(695)
Other income (expense), net	(40)	—	(15)	—		(55)

Loss before income taxes	287	1,075	12	(1,146)		228
Benefit (provision) for income taxes	(634)	—	—	(26)	(k)	(660)

Net loss from continuing operations	(347)	1,075	12	(1,172)		(432)
Dividends and accretion on Preferred Stock	(2,298)	—	—	—		(2,298)

Income (Loss) attributed to common shareholders from continuing operations	$(2,645)	$1,075	$12	$(1,172)		$(2,730)

Basic and diluted loss per share from continuing operations	$(0.08)					$(0.08)

Weighted average shares used in computing loss per share from continuing operations
Basic	31,202			2,274	(l)	33,476

Diluted	31,202			2,274	(l)	33,476

(1)	Derived from Princeton Review Form 10-Q.

(2)	Derived from unaudited financial statements of TSI for period from January 1, 2008 through March 7, 2008.

(3)	Derived from interim financial statements included herein.

See Notes to Unaudited Pro Forma Condensed Financial Statements.

The Princeton Review, Inc.

Notes to Unaudited Pro Forma Financial Statements

(In thousands)

(a)	Reflects the cash paid, the debt assumed to finance the transaction, and common stock issued in connection with the acquisition of TPROC and the fair value of intangibles and other assets acquired and liabilities assumed based on a preliminary valuation report, which is expected to be finalized by December 31, 2008. The final purchase price allocation may result in a different allocation for tangible and intangible assets than presented in the unaudited pro forma condensed consolidated balance sheet.

Stock issued	$5,686
Cash paid to PK and LEC	25,399
Acquisition related costs	730

Total consideration	$31,815
Plus liabilities assumed	3,688
Less franchise rights acquired	(12,778)
Less other assets acquired	(3,474)

Pro forma adjustment to goodwill	$19,251

The common stock of Princeton Review was valued at $5.7 million based on the average trading price of the common stock during the period from two days before and through two days after the transaction was announced. The amount of common stock at par value and additional paid-in-capital are as follows:

719,149 shares at $0.01 par value	$7
Additional paid-in-capital	5,679

$5,686

The goodwill resulting from the acquisition arises as a result of Princeton Review’s expected ability to capitalize back office synergies and leverage existing and new market opportunities across a larger revenue base. Based on a preliminary valuation report, the historical basis of furniture, fixtures, and equipment acquired approximates fair value.

(b)	Adjustment to eliminate historical intangibles and record fair value at date of acquisition:

Fair value of franchise rights acquired	$12,778
Historical intangibles	(764)

Adjustment to other intangibles	$12,014

(c)	Adjustment to eliminate historical liabilities not assumed:

Elimination of legal settlement accrual	$529
Elimination of royalties payable	270

Total reduction accrued expenses	$799

Pursuant to the Agreement and Plan of Merger, PK and LEC have agreed to indemnify Princeton Review for the settlement and legal fees, incurred but not paid, associated with a legal matter that was accrued for as of June 30, 2008.

(d)	In July 2008, Princeton Review entered into a credit agreement (the “Credit Agreement”) with Wells Fargo Foothill, LLC, providing for a $20.0 million term loan and a $5.0 million revolving credit facility. Princeton Review utilized the proceeds of the term loan to finance a portion of the TPROC acquisition. Princeton Review did not draw upon the revolving credit facility to finance any portion of the TPROC acquisition. As part of the purchase consideration for TPROC, Princeton Review also forgave certain notes payable owed to Princeton Review by TPROC, PK, and LeComp. The following pro forma adjustments reflect the debt incurred to complete the transaction and the forgiveness of TPROC debt:

Debt incurred to finance acquisition of TPROC	$20,000
Forgiveness of historical long-term debt of TPROC	(329)

Net change to current and long-term portion debt	$19,671

Forgiveness of historical current portion of long-term debt	$(215)

(e)	Reflects elimination of deferred rent balances, which arose from recording rent holidays and rent escalations on a straight-line basis over the term of the lease in TPROC’s historical financial statements.

(f)	Elimination of historical owners’ deficit.

(g)	Elimination of franchise royalty income for Princeton Review and income for services provided to Princeton Review by TPROC.

(h)	Elimination of expense for services provided by TPROC to Princeton Review.

(i) Reflects elimination of historical franchise royalty expense, and legal settlement; and an adjustment to intangible amortization, which is based on preliminary valuations reports.

	Year Ended December 31, 2007	Six Months Ended June 30, 2008
Amortization of TSI acquired franchise rights	$770	$128
Amortization of TPROC acquired franchise rights	456	228
Elimination of TPROC historical intangible amortization	(93)	(46)
Elimination of TSI royalties and related franchise fees	(2,097)	(317)
Elimination of TPROC royalties and related franchise fees	(1,882)	(858)
Elimination of legal settlement expense—TSI	(180)	—
Elimination of legal settlement expense—TPROC	(529)	—

Total adjustment to selling, general, and administrative expense	$(3,555)	$(865)

Amortization of the franchise rights in the pro forma financials is based on an expected life of 17 years for TSI and 28 years for TPROC, which are the respective average remaining lives of the franchise rights acquired. The fair value of the franchise rights acquired from TPROC and TSI are $12.8 million and $13.1 million, respectively.

(j)	Adjustment to interest expense:

	Year Ended December 31, 2007	Six Months Ended June 30, 2008
Interest expense on debt assumed to finance TPROC acquisition under Credit Agreement	$1,700	$850
Elimination of TPROC interest expense related to debt forgiven as purchase consideration	(35)	(14)

Total pro forma adjustment to interest expense	$1,665	$836

The pro forma interest expense under the Credit Agreement was computed using the interest rate in effect as of the effective date of the TPROC acquisition. If the interest rate increased 1/8%, the pro forma interest expense would increase by $250,000.

(k)	The pro forma adjustment to the provision for income taxes is for the estimated state income tax expense for the incremental income before taxes from the sum of the historical TSI statement of operations and the pre-tax impact of all the pro forma adjustments. The tax adjustment was computed using an estimated state tax rate of 2.7%. An adjustment for state tax expense is not necessary for TPROC as Princeton Review has sufficient state net operating loss carry forwards to offset any resulting state tax liability in the jurisdictions in which TRPOC operates. An adjustment for federal taxes is not necessary as Princeton Review has sufficient federal net operating loss carry forwards to offset any resulting federal tax liability for TPROC and TSI. The adjustment for estimated state income tax expense was computed as follows:

	Year Ended December 31, 2007	Six Months Ended June 30, 2008
Historical income before taxes for TSI	$2,010	$1,075
Pre-tax impact of pro forma adjustments	(590)	(128)

Incremental income before taxes	1,420	947
Estimated effective state tax rate	2.7%	2.7%

Estimated pro forma tax adjustment	$38	$26

(l)	Issuance of additional shares of common stock of Princeton Review in connection with acquisitions:

	Year Ended December 31, 2007	Six Months Ended June 30, 2008
Shares issued in connection with TPROC acquisition	719	719
Shares issued in connection with TSI acquisition	4,225	1,555

Total adjustment to shares outstanding	4,944	2,274

The shares issued as a result of the TSI acquisition, which was completed in March 2008, are included in the total shares outstanding in Princeton Review statement of operations for the six months ended June 30, 2008 on a weighted average basis. The pro forma adjustment to shares outstanding for the six months ended June 30, 2008 relating to the TSI acquisition represent the weighted average shares for the period from January 1, 2008 to the acquisition date.